Exhibit 99.1

Image Entertainment Reports Third Quarter 2010 Financial Results

CHATSWORTH, Calif.--(BUSINESS WIRE)--February 11, 2010--Image Entertainment, Inc. (OTC: DISK.PK), a leading independent licensee and distributor of entertainment programming in North America, today reported financial results for its third fiscal quarter ended December 31, 2009.

“We are pleased that the company was able to close the transaction with JH Partners,” said Ted Green, Chairman of the Board and Chief Executive Officer of Image Entertainment. “As a result of the transaction, we eliminated our senior subordinated indebtedness, increased our liquidity and significantly reduced our trade payables, all of which will give new management the optimal chance to succeed as we guide the company's future.”

“Clearly the last quarter was very challenging for Image. Faced with financial uncertainty, we experienced a reduced level of content acquisition, a decrease in net revenues, an operational loss, and a delisting from Nasdaq just after the close of the quarter ,” said John Avagliano, Chief Operating Officer and Chief Financial Officer. “Now that the transaction with JH Partners has closed, we are working to increase content acquisition activity and streamline processes that will help us in our goal to return to profitability.”

Financial Summary - Third Quarter of Fiscal 2010, Ended December 31, 2009

  Net revenues decreased 35.8% to $25,122,000, from net revenues of $39,156,000 for the three months ended December 31, 2008. The reduction in revenues was due to a weaker new release schedule, uncertainty with respect to our customers’ view of Image continuing as a going concern, and what we believe to be a continuing negative impact on our revenues from the current economic slowdown, as our retail customers remain cautious in purchasing programming and increasing inventories until foot traffic in their stores increases. We were also restricted by our replication partner, Arvato Digital Services (Arvato), as well as some of our print vendors. Because of restrictions made by Arvato on our credit limit due to a default under our agreement with Arvato during the quarter and held shipments of print materials due to late payments to our print vendors, we were forced to delay some manufacturing orders which resulted in significantly late customer shipments and some cancelled orders.
    Domestic DVD revenues decreased 38.6% to $19,718,000, from $32,125,000 for the three months ended December 31, 2008.
    Domestic Blu-ray revenues decreased 7.8% to $3,101,000, from $3,365,000 for the three months ended December 31, 2008.
    Digital distribution revenues increased 34.3% to $1,311,000, from $976,000 for the three months ended December 31, 2008.
    Broadcast revenues decreased 28.6% to $572,000, from $801,000 for the three months ended December 31, 2008.
  Gross profit margins were 16.2%, down from 25.4% for the three months ended December 31, 2008.
  Selling expenses were 9.7% of net revenues, down from 9.8% of net revenues for the three months ended December 31, 2008.
  General and administrative expenses decreased 17.0% to $3,426,000, from $4,128,000, for the three months ended December 31, 2008.
  Loss from operations was $1,806,000, compared to earnings from operations of $1,988,000 for the three months ended December 31, 2008.
  Net interest expense was $594,000, down from $876,000 for the three months ended December 31, 2008.
  Other income was $362,000 compared to other expense of $794,000 for the three months ended December 31, 2008. The fluctuation is due to the change in fair value of a warrant and embedded derivatives.
  Net loss was $2,061,000 ($.09 per diluted share), compared to net earnings of $304,000 ($.01 per diluted share), for the three months ended December 31, 2008.
  On December 14, 2009, we defaulted on our senior secured convertible note held by Portside Growth and Opportunity Fund, our Loan and Security Agreement and our agreement with Arvato. The defaults under our Loan and Security Agreement and our agreement with Arvato were subsequently waived in January 2010. We subsequently retired our senior secured convertible note in exchange for $15.0 million in cash and 3.5 million shares of our common stock in January 2010.
  On December 21, 2009, we entered into a Securities Purchase Agreement with JH Partners, LLC and certain affiliates of JH Partners, LLC to sell newly authorized series of our preferred stock for $22.0 million. The sale of the preferred stock closed on January 8, 2010.
  In December 2009, we received several deficiency letters from The Nasdaq Stock Market for failure to comply with its continued listing requirements. Subsequent to the close of the third quarter we were delisted from Nasdaq for failure to remedy such deficiencies.

Best-selling DVD releases for the quarter included The Other Man, American Violet, Wings of Desire, and Gomorrah.

Financial Summary -Fiscal 2010 Nine Months Ended December 31, 2009

  Net revenues decreased 24.5% to $78.6 million, compared to $104.1 million for the first nine months of fiscal 2009.
  Gross margins were 20.9%, compared to 24.3% for the first nine months of fiscal 2009.
  Selling expenses were $9.4 million, or 11.9% of net revenues, compared to $11.6 million, or 11.1% of net revenues, for first nine months of fiscal 2009.
  General and administrative expenses decreased 4.2% to $11.2 million, from $11.7 million for the first nine months of fiscal 2009.
  Loss from operations was ($4.1 million), compared to earnings from operations of $2.0 million for the first nine months of fiscal 2009.
  Loss on extinguishment of debt was $2.2 million.
  Net interest expense decreased to $1.8 million, compared to $2.6 million for the first nine months of fiscal 2009.
  Other income was $1.5 million, compared to $2.2 million for the first nine months of fiscal 2009.
    $1.5 million in business interruption fees received in accordance with a merger agreement that was terminated in April 2009; and
    $29,000 in noncash expense resulting from the change in fair value of a warrant and embedded derivatives for the nine months ended December 31, 2009.
  Net loss was ($6.7 million), or ($0.31) per diluted share, compared to net earnings of $1.5 million, or $0.07 per diluted share for the first nine months of fiscal 2009.

Fiscal Year 2010 Guidance

At this time, the Company is not providing quarterly or annual revenue guidance for fiscal 2010.

Corporate Conference Call

Image Entertainment’s management will not be hosting a conference call regarding the fiscal 2010 third quarter financial results.

About Image Entertainment:

Image Entertainment, Inc. is a leading independent licensee and distributor of entertainment programming in North America, with approximately 3,200 exclusive DVD titles and approximately 340 exclusive CD titles in domestic release and approximately 400 programs internationally via sublicense agreements. For many of its titles, the Company has exclusive audio and broadcast rights and, through its subsidiary, Egami Media, Inc. has digital download rights to approximately 2,200 video programs and over 400 audio titles containing more than 5,500 individual tracks. The Company is headquartered in Chatsworth, California. For more information about Image Entertainment, Inc., please go to www.image-entertainment.com.

Forward-Looking Statements:

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to, among other things, the Company’s goals, plans and projections regarding the Company’s financial position, results of operations, market position, product development and business strategy. These statements may be identified by the use of words such as “will,” “may,” “estimate,” “expect,” “intend,” “plan,” “believe,” and other terms of similar meaning in connection with any discussion of future operating or financial performance or other events or developments. All forward-looking statements are based on management’s current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations.

These factors include, but are not limited to, (a) the Company’s ability to continue as a going concern and the report of the Company's independent registered public accounting firm for the fiscal year ended March 31, 2009 that expressed substantial doubt about the Company's ability to continue as a going concern, (b) the Company's history of losses and the potential of additional losses, (c) the Company’s liquidity substantially depends on the Company's ability to borrow against the Company’s revolving line of credit, which may not have any or sufficient availability for the Company to acquire desirable programming and to operate its business, (d) the Company's inability to obtain replacement financing upon the expiration of its revolving line of credit on May 4, 2010 on acceptable terms or at all, (e) the Company's inability to achieve the expected level of debt forgiveness in the quarter ending March 31, 2010 as a result of ongoing negotiations with its vendors and creditors, (f) the willingness of the Company’s DVD manufacturer to continue to manufacture and fulfill orders to Company customers while the Company is past due on its payables to such manufacturer, (g) decreasing retail shelf space for the Company’s industry that may impact its business, (h) changing public and consumer taste and changes in customer spending patterns, which may among other things, affect the entertainment and consumer products business generally, (i) the effect of the ongoing current economic slowdown on the willingness of consumers and retailers to purchase the Company's products, (j) the Company's high concentration of sales to relatively few customers and titles, (k) a loss of investors, increased obligations under state securities laws, decreased coverage by securities analysts and a higher cost of capital as a result of our delisting from The Nasdaq Stock Market, (l) market makers not continuing to make a market in the Company's common stock, (m) the ability of the Company's common stock to continue to be quoted on the Pink Sheets, (n) further sales or dilution of the Company’s equity, which may adversely affect the market price of the Company’s common stock, (o) the exertion of influence of the Company's largest stockholders over the Company's future direction, (p) increased competitive pressures, both domestically and internationally, which may, among other things, affect the performance of the Company's business operations and profit margins, (q) changes in the mix of titles sold to customers and/or customer-spending patterns, (r) changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations, which may impede the Company's access to, or increase the cost of, external financing for its operations and investments, (s) changes in company-wide or business-unit strategies, which may result in changes in the types or mix of businesses in which the Company is involved or chooses to invest, (t) an inability to retain the Company's current personnel or hire additional personnel, (u) technological developments that may affect the distribution of the Company's products or create new risks to the Company's ability to protect its intellectual property, (v) legal and regulatory developments that may affect the protection of intellectual property, (w) imposition by foreign countries of trade restrictions on motion picture or television content requirements or quotas, and changes in international tax laws or currency controls, (x) changes in accounting standards, practices or policies and (y) adverse results or other consequences from litigation, arbitration or regulatory investigations.

For further details and a discussion of these and other risks and uncertainties, see “Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, and the Company’s most recent Quarterly Reports on Form 10-Q. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Image Entertainment’s ability to control or predict. Actual results for the periods identified may differ materially from management’s expectations. Unless otherwise required by law, the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

IMAGE ENTERTAINMENT, INC.

CONSOLIDATED BALANCE SHEETS

December 31, 2009 and March 31, 2009

ASSETS

(In thousands)	December 31, 2009 (unaudited)	March 31, 2009 (audited)
Current assets:
Cash	$322	$802
Accounts receivable, net of allowances of $9,577 – December 31, 2009; $10,217 – March 31, 2009	24,944	19,376
Inventories	13,029	14,629
Royalty and distribution fee advances	11,267	16,570
Prepaid expenses and other assets	2,145	1,545
Total current assets	51,707	52,922
Noncurrent inventories, principally production costs	2,828	2,506
Noncurrent royalty and distribution advances	14,408	21,188
Property, equipment and improvements, net	1,374	2,161
Goodwill	5,715	5,715
Other assets	94	221
	$76,126	$84,713

IMAGE ENTERTAINMENT, INC.

CONSOLIDATED BALANCE SHEETS

December 31, 2009 and March 31, 2009

LIABILITIES AND SHAREHOLDERS' EQUITY

(In thousands, except share data)	December 31, 2009 (unaudited)	March 31, 2009 (audited)
Current liabilities:
Accounts payable	$11,966	$12,761
Accrued liabilities	6,731	5,626
Accrued royalties and distribution fees	18,023	20,777
Accrued music publishing fees	6,534	6,222
Deferred revenue	5,789	5,035
Revolving credit facility	9,626	10,933
Current portion of long-term debt, net of debt discount	17,492	10,094
Other current liabilities	1,058	—
Total current liabilities	77,219	71,448
Long-term debt, net of current portion	—	5,663
Other long-term liabilities, less current portion	—	2,105
Total liabilities	77,219	79,216
Commitments and Contingencies
Stockholders' equity:
Preferred stock, $.0001 par value, 25 million shares authorized; none issued and outstanding	—	—
Common stock, $.0001 par value, 100 million shares authorized; 21,856,000 issued and outstanding at December 31, 2009 and March 31, 2009, respectively	2	2
Additional paid-in capital	52,808	52,693
Accumulated deficit	(53,903)	(47,198)
Net stockholders' equity	(1,093)	5,497
	$76,126	$84,713

IMAGE ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

For the Three Months Ended December 31, 2009 and 2008

	Three Months Ended
(In thousands, except per share data)	December 31, 2009		December 31, 2008
NET REVENUES	$25,122	100.0%	$39,156	100.0%
OPERATING COSTS AND EXPENSES:
Cost of sales	21,059	83.8	29,219	74.6
Selling expenses	2,443	9.7	3,821	9.8
General and administrative expenses	3,426	13.6	4,128	10.5
	26,928	107.2	37,168	94.9
EARNINGS (LOSS) FROM OPERATIONS	(1,806)	(7.2)	1,988	5.1
OTHER EXPENSES (INCOME):
Interest expense, net	594	2.4	876	2.2
Loss on extinguishment of debt	—	—	—	—
Other expense (income)	(362)	(1.4)	794	2.0
	232	0.9	1,670	4.3
EARNINGS (LOSS) BEFORE PROVISION FOR INCOME TAXES	(2,038)	(8.1)	318	0.8
PROVISION FOR INCOME TAXES	23	0.1	14	0.0
NET EARNINGS (LOSS)	$(2,061)	(8.2)%	$304	0.8%
NET EARNINGS (LOSS) PER SHARE:
Net earnings (loss) – basic and diluted	$(.09)		$.01
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	21,856		21,856
Diluted	21,856		21,947

IMAGE ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

For the Nine Months Ended December 31, 2009 and 2008

	Nine Months Ended
(In thousands, except per share data)	December 31, 2009		December 31, 2008
NET REVENUES	$78,646	100.0%	$104,122	100.0%
OPERATING COSTS AND EXPENSES:
Cost of sales	62,205	79.1	78,823	75.7
Selling expenses	9,360	11.9	11,586	11.1
General and administrative expenses	11,222	14.3	11,710	11.2
	82,787	105.3	102,119	98.1
EARNINGS (LOSS) FROM OPERATIONS	(4,141)	(5.3)	2,003	1.9
OTHER EXPENSES (INCOME):
Interest expense, net	1,829	2.3	2,614	2.5
Loss on extinguishment of debt	2,181	2.8	—	—
Other income	(1,498)	(1.9)	(2,222)	(2.1)
	2,512	3.2	392	0.4
EARNINGS (LOSS) BEFORE PROVISION FOR INCOME TAXES	(6,653)	(8.5)	1,611	1.5
PROVISION FOR INCOME TAXES	52	0.0	76	0.0
NET EARNINGS (LOSS)	$(6,705)	(8.5)%	$1,535	1.5%
NET EARNINGS (LOSS) PER SHARE:
Net earnings (loss) – basic and diluted	$(.31)		$.07
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	21,856		21,856
Diluted	21,856		21,886

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Sue Procko, 323-653-5153
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